UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

     Filed by the Registrant ☑

     Filed by a Party other than the Registrant ☐

     Check the appropriate box:

     ☐ Preliminary Proxy Statement

     ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     ☑ Definitive Proxy Statement
     ☐ Definitive Additional Materials
     ☐ Soliciting Material Pursuant to § 240.14a-12

BARRIER THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☑ No fee required.
     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

April 27, 2005

Dear Stockholder:

     It is my pleasure to invite you to Barrier Therapeutics’ 2005 Annual Meeting of Stockholders. We will hold the meeting on Thursday, June 16, 2005 at 11:00 a.m., local time, at the Doral Forrestal Conference Center located at 100 College Road East in Princeton, New Jersey 08540.

     During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement that follows, update you on important developments in our business and respond to any questions that you may have about Barrier Therapeutics.

     Your vote is important. Whether or not you expect to attend the meeting, please vote your shares following the instructions on the proxy card; sign and return the proxy card in the enclosed envelope; or vote in person at the meeting.

     On behalf of your Board of Directors, thank you for your continued support and interest in Barrier Therapeutics. I look forward to seeing you at the meeting on June 16, 2005.

Very truly yours,

Geert Cauwenbergh, Ph.D.
Chairman of the Board and Chief Executive Officer

BARRIER THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 16, 2005

TO THE STOCKHOLDERS OF BARRIER THERAPEUTICS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BARRIER THERAPEUTICS, INC. (the “Company”) will be held at the Doral Forrestal Conference Center located at 100 College Road East in Princeton, New Jersey 08540 on Thursday, June 16, 2005 at 11:00 a.m. local time. At the meeting, the holders of the Company’s outstanding Common Stock will act upon the following matters:

1.	To elect two Class I directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     All stockholders of record as of the close of business on April 21, 2005 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders of the Company entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company’s corporate offices during the 10-day period immediately prior to the date of the Annual Meeting.

By Order of the Board of Directors,

ALBERT C. BRISTOW
Secretary

Princeton, New Jersey
April 27, 2005

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

PROXY STATEMENT
INTRODUCTION
GENERAL INFORMATION
ELECTION OF DIRECTORS
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD STRUCTURE AND COMPENSATION
INFORMATION ABOUT EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
CODE OF CONDUCT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDIT FEES AND ALL OTHER FEES
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPARATIVE STOCK PERFORMANCE GRAPH
OTHER MATTERS
APPENDIX A

BARRIER THERAPEUTICS, INC.
600 COLLEGE ROAD EAST, SUITE 3200
PRINCETON, NEW JERSEY 08540

PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Barrier Therapeutics, Inc. (the “Company” or “Barrier”), for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Doral Forrestal Conference Center located at 100 College Road East, in Princeton, New Jersey 08540 on Thursday, June 16, 2005 at 11:00 a.m., local time, and any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy card are being distributed on or about April 27, 2005.

Matters for Consideration at the Annual Meeting

     At the Annual Meeting, stockholders will be asked to consider and to vote upon the following:

     1. To elect two Class I directors. The Board of Directors of the Company (the “Board”) has nominated the following candidates: Charles F. Jacey, Jr. and Nicholas J. Simon III; and

     2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FOREGOING PROPOSALS.

GENERAL INFORMATION

Persons Making the Solicitation

     Execution and return of the enclosed proxy card are being solicited by and on behalf of the Board for the purposes set forth in the notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company, both in person and by mail, telephone, telefax and other methods of communication.

     The Annual Report to Stockholders for the fiscal year ended December 31, 2004, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to stockholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

Voting Securities of the Company

     Only stockholders of record at the close of business on April 21, 2005 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of April 21, 2005, the Company had outstanding 23,945,519 shares of Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder’s name.

     The shares of Common Stock represented by each properly executed proxy card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such proxy card. The proxy card provides spaces for a stockholder to vote for the Board’s nominees, or to withhold authority to vote for either or both of such nominees, for election as directors. Directors are to be elected by a majority of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company’s Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

     If a signed proxy card is returned and the stockholder has given no direction regarding a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board. Execution and return of the enclosed proxy card will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder that executes and returns a proxy card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

ELECTION OF DIRECTORS

     Our certificate of incorporation provides for a Board consisting of nine members divided into three classes, with each class serving for a staggered three-year term. Our Board currently consists of eight directors and is classified with respect to terms of office into three classes. Our Class I directors are Charles F. Jacey, Jr. and Nicholas J. Simon III. Our Class II directors are Carl W. Ehmann, M.D., Peter Ernster and Andrew N. Schiff, M.D. Our Class III directors are Geert Cauwenbergh, Ph.D., Srinivas Akkaraju, M.D., Ph.D. and Robert E. Campbell.

     Each Class I director elected at the Annual Meeting will serve until the 2008 annual meeting of stockholders and until such director’s successor has been elected and qualified, except in the event of such director’s earlier death, resignation or removal. The terms of office of the Class II and Class III directors will expire at the annual meetings of stockholders to be held in 2006 and 2007, respectively, upon the election and qualification of their successors.

     The Board has nominated Charles F. Jacey, Jr. and Nicholas J. Simon III for election as the Class I directors. Both currently are directors of the Company. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of Charles F. Jacey, Jr. and Nicholas J. Simon III as the Class I directors. In the event that a nominee should become unable to accept nomination or election (a circumstance that the Board does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board or, in the discretion of the Board, the position may be left vacant.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS I NOMINEE.

Vote Required for the Election of Directors

     The affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director. For purposes of this vote, abstentions and broker non-votes will in effect not be counted. The Board recommends that stockholders vote FOR the election of each of the nominees named above.

     Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company. None of the directors are related to each other or any executive officer of the Company.

Name	Age	Position
Geert Cauwenbergh, Ph.D	51	Chairman of the Board, Chief Executive Officer and Director
Robert E. Campbell(1)	71	Lead Director
Srinivas Akkaraju, M.D., Ph.D.(2)	37	Director
Carl W. Ehmann, M.D.(2)	62	Director
Peter Ernster(1)(3)	62	Director
Charles F. Jacey, Jr.(3)	69	Director
Andrew N. Schiff, M.D.(1)(3)	39	Director
Nicholas J. Simon III(1)(2)	51	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Corporate Governance and Nominating Committee.

(3)	Member of the Audit Committee.

Class I—Director Nominees for Term Continuing until 2008

     Charles F. Jacey, Jr. has been a director since September 2004. Mr. Jacey is a retired Senior Partner of Coopers & Lybrand, L.L.P. where he was with the firm for 40 years. Mr. Jacey previously served as National Vice Chairman at Coopers & Lybrand, L.L.P. for over 10 years during which time he had responsibility for various United States geographic regions and several staff organizations. He was also in charge of International Operations for five years. He was elected to the firm’s Executive Committee five times serving three Chairmen over 15 years. While at Coopers & Lybrand, Mr. Jacey provided professional services to major multinational companies. Mr. Jacey received his B.B.A. from Pace University and is a Certified Public Accountant. Mr. Jacey currently serves on the Board of Directors for The Greater New York Insurance Company, The Cancer Institute of New Jersey and the Police Athletic League of New York and is also a member of the Board of Trustees for Pace University.

     Nicholas J. Simon III has been a director since December 2003. He has been a general partner at MPM Capital, L.P., a venture capital firm focused on investments in the life sciences industry, since October 2001. Prior to joining MPM Capital, from April 2000 to July 2001, Mr. Simon was Chief Executive Officer and the founder of Collabra Pharma, Inc., a pharmaceutical development company. From 1989 to March 2000, Mr. Simon held several business development positions at Genentech, Inc., including, most recently, Vice President, Business & Corporate Development. He also currently serves as a director of CoTherix, Inc., Rigel Pharmaceuticals, Inc. and several private companies. Mr. Simon received a bachelor’s degree in Microbiology from the University of Maryland and an M.B.A. in Marketing from Loyola College.

Class II—Directors with Term Continuing until 2006

     Carl W. Ehmann, M.D. has been a director since September 2004. Dr. Ehmann is a private pharmaceutical industrial consultant, and is a member of our Scientific Advisory Board. He previously worked at Hoffman-LaRoche, Inc., Bristol-Myers Squibb and Johnson & Johnson where he respectively served as Director of Clinical Research/Dermatology, Department of Medical Research at Hoffman-LaRoche, Inc.; Vice President, Pharmaceutical Research & Development/ Dermatology at Bristol-Myers Squibb; and, as Executive Vice President and Head of Global Research & Development for Consumer Products, Inc. at Johnson & Johnson. Dr. Ehmann serves as Chairman of the Board for the Medical University of South Carolina Foundation for Research Development. Dr. Ehmann received his M.D. and B.A. in Biology from the State University of New York at Buffalo and is a Fellow of the American Academy of Dermatology.

     Peter Ernster has been a director since September 2003. In December 2000, Mr. Ernster retired from Merck & Co., Inc. as Senior Vice President, Business Management of the U.S. Pharmaceutical Division, after a 27 year career in which he held a wide range of management positions in Merck’s domestic and international businesses. Prior to joining Merck in 1974 as European Counsel, Mr. Ernster practiced international commercial law for six years in New York City. Mr. Ernster has served as Chairman of the Board of Optio Research, Inc., a company that develops syndicated, predictive, therapeutic models for the pharmaceutical industry, since he co-founded it in July 2003. He also is Chairman of the Board for Sopherion Therapeutics, Inc., serves on the Business Advisory Boards of Medem, Inc. and Mediphase Venture Partners and is Vice Chairman of the Philadelphia Orchestra Association. Mr. Ernster completed his undergraduate studies at New York University, receiving a bachelor’s degree in Economics and European History. A graduate of Rutgers University School of Law, Mr. Ernster completed advanced studies at Columbia University’s Parker School of Foreign and Comparative Law.

     Andrew N. Schiff, M.D. has been a director since May 2002. Dr. Schiff has served as Managing Director of Perseus-Soros Management, LLC, an affiliate of Perseus-Soros BioPharmaceutical Fund, LP, a venture capital firm, since September 1999. Since June 1990, Dr. Schiff has practiced internal medicine at The New York Presbyterian Hospital where he is a Clinical Assistant Professor of Medicine. He also currently serves as a director of Bioenvision, Inc., Myogen, Inc. and Zanett Inc. Dr. Schiff received his M.D. from Cornell University Medical College and his M.B.A. from Columbia University. His bachelor’s degree in Neuroscience was awarded with honors by Brown University.

Class III—Directors with Term Continuing until 2007

     Srinivas Akkaraju, M.D., Ph.D. has been a director since May 2002. Dr. Akkaraju is a partner of JPMorgan Partners, LLC, on the Life Sciences team of the Healthcare Group, and prior to becoming a partner in January 2005, he was, since April 2001, a principal on the Life Sciences team of the Healthcare Group. Prior to JPMorgan Partners, LLC, from October 1998 to April 2001, Dr. Akkaraju was in the Business and Corporate Development group at Genentech, Inc. where he served in various capacities, most recently as Senior Manager and project team leader for one of Genentech’s clinical development products. Dr. Akkaraju also currently serves as a director of Eyetech Pharmaceuticals, Inc., Phenomix Corporation and Seattle Genetics, Inc. Dr. Akkaraju received his undergraduate degrees in Biochemistry and Computer Science from Rice University and his M.D. and Ph.D. in Immunology from Stanford University.

     Robert E. Campbell has been a director since September 2004 and has been Lead Director of the Board since December 2004. Mr. Campbell is a retired executive from Johnson & Johnson after having served as Vice Chairman of the Board of Directors from April 1989 to January 1995 and in various other positions including Vice Chairman of the Board of Directors, Vice Chairman of the Executive Committee, Chairman of the Professional Sector and Chief Financial Officer. Mr. Campbell received a B.S. degree from Fordham University and an M.B.A. from Rutgers University. He is also the recipient of honorary doctorate degrees from Fordham University and the University of Medicine and Dentistry of New Jersey. Mr. Campbell is presently the Chairman of the Board of The Cancer Institute of New Jersey and past Chairman and present board member of The Robert Wood Johnson Foundation and Fordham University.

     Geert Cauwenbergh, Ph.D. is the founder of our Company and has been our Chairman of the Board and Chief Executive Officer since our inception in September 2001. Prior to joining us, Dr. Cauwenbergh was at Johnson & Johnson Consumer and Personal Care Products Companies from 2000 to 2002 where he served in various capacities, most recently as Vice President of Technology. From 1994 to 2000, Dr. Cauwenbergh was at Johnson & Johnson Consumer Companies Worldwide where he served in various capacities, most recently as Vice President of Research & Development. He received his Ph.D. in Medical Sciences from the Catholic University of Leuven, Faculty of Medicine, Belgium where he also completed his Masters and undergraduate work.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has appointed Ernst &Young LLP, as its independent registered public accounting firm to perform the audit of the Company’s financial statements for the fiscal year ending December 31, 2005, and the stockholders are being asked to ratify that appointment. Ernst & Young LLP, an independent registered public accounting firm, has audited the Company’s consolidated balance sheets as of December 31, 2002, 2003 and 2004, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the period ended September 17, 2001 (inception) to December 31, 2001, the years ended December 31, 2002, 2003 and 2004 and the period from September 17, 2001 (inception) through December 31, 2004, as set forth in their report. We have included the Company’s financial statements in the Company’s Annual Report on Form 10-K in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and they are expected to be available to respond to appropriate questions from stockholders.

     We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider whether to appoint another independent registered public accounting firm before the end of 2005. Even if the appointment is ratified, our Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required for Ratification of Independent Registered Public Accounting Firm

     The affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on this proposal. For purposes of this vote, abstentions and broker non-votes will in effect not be counted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

EXECUTIVE OFFICERS

     The following table identifies our current executive officers:

Name	Age	Position
Geert Cauwenbergh, Ph.D	51	Chairman of the Board, Chief Executive Officer and Director
Alfred Altomari (1)	46	Chief Commercial Officer
Marcel Borgers, Ph.D. (2)	65	Chief Scientific Officer
Albert C. Bristow (3)	35	General Counsel and Secretary
Charles T. Nomides (4)	48	Chief Operating Officer
Anne M. VanLent (5)	57	Executive Vice President, Chief Financial Officer and Treasurer

(1)	Alfred Altomari has been our Chief Commercial Officer since August 2003. Prior to joining us, Mr. Altomari held various positions at affiliates of Johnson & Johnson from 1982 to 2003 where he most recently served as General Manager of Ortho Neutrogena. Mr. Altomari also serves as a director of Agile Therapeutics, Inc. Mr. Altomari received a bachelor’s degree in Science with a dual major in finance and accounting from Drexel University and received his M.B.A. from Rider University.

(2)	Marcel Borgers, Ph.D. has been our Chief Scientific Officer and Chairman of our Scientific Advisory Board since May 2002. Prior to joining us, from September 1969 to April 2000, Dr. Borgers was the Vice President of Life Sciences for the Janssen Research Foundation. Dr. Borgers held the Dr. Paul Janssen Chair in Cell Biology at the University of Antwerp from 1992 to 2002. Dr. Borgers also has served as a professor at the Faculty of Medicine and Pharmaceutical Sciences of the Free University of Brussels since 1994 and as a Professor of Cell Biology, Faculty of Medicine, University of Maastricht, the Netherlands since 1991. He received his doctorate in sciences from the University of Paris, Faculty of Sciences.

(3)	Albert C. Bristow has been our General Counsel since October 2003. Mr. Bristow was an attorney with Morgan, Lewis & Bockius LLP, from January 2000 until joining us. Mr. Bristow received a bachelor’s degree in the Arts from Lafayette College and a J.D. from the University of Pennsylvania.

(4)	Charles T. Nomides has been our Chief Operating Officer since July 2002. Prior to joining us, Mr. Nomides held various positions at Johnson & Johnson Consumer Products Worldwide from 1997 to 2002 where he most recently served as Director of Research and Development in charge of the Ortho Neutrogena prescription drug development group. Mr. Nomides received a bachelor’s degree in Biology from Clarion State University and received graduate training from Temple University and The Milton S. Hershey Medical Center.

(5)	Anne M. VanLent has been our Executive Vice President, Chief Financial Officer and Treasurer since May 2002. Prior to joining us, Ms. VanLent served as a principal of the Technology Compass Group, LLC, a healthcare/technology consulting firm, since she founded it in October 2001. From July 1997 to October 2001, she was the Executive Vice President-Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. Ms. VanLent also currently serves as a director of Penwest Pharmaceuticals Co. and Integra Lifesciences Holdings Corp. She received a bachelor’s degree in Physics from Mount Holyoke College and did graduate work in biophysics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 8, 2005 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	all persons known by us to beneficially own more than 5% of our Common Stock.

     The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of April 8, 2005 through the exercise of any warrant, stock option or other right. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned(1)
Executive Officers and Directors:
Geert Cauwenbergh, Ph.D.(2)	557,371	2.3%
Alfred Altomari (3)	49,012	*
Albert C. Bristow (4)	20,971	*
Charles T. Nomides (5)	98,430	*
Anne M. VanLent (6)	123,137	*
Srinivas Akkaraju, M.D., Ph.D. (7)	2,656,840	11.1%
Robert E. Campbell (8)	26,000	*
Carl W. Ehmann, M.D. (9)	34,055	*
Peter Ernster (10)	22,333	*
Charles F. Jacey, Jr. (11)	24,300	*
Andrew N. Schiff, M.D. (12)	—	*
Nicholas J. Simon III (13)	1,946,788	8.1%
All current directors and executive officers as a group (12 persons) (14)	5,559,237	23.0%
5% Stockholders:
Johnson & Johnson (15)	3,753,749	15.7%
JPMP Capital Corp. (16)	2,656,840	11.1%
Perseus-Soros BioPharmaceutical Fund, LP (17)	2,324,734	9.7%
MPM BioVentures III-QP, L.P. (13)	1,946,788	8.1%
Deerfield Capital, L.P. (18)	1,500,000	6.3%
TL Ventures V L.P. (19)	1,967,671	8.2%

*	Less than 1%.

(1)	Our calculation of the percentage of shares beneficially owned is based on the 23,945,519 shares of our Common Stock outstanding as of April 8, 2005.

(2)	Includes 40,083 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005, 85,938 shares of restricted Common Stock held by him that within 60 days of April 8, 2005 we have the right to repurchase in specific situations, of which 7,812 shares are released from restriction each month, and includes 4,000 shares owned by Dr. Cauwenbergh’s wife, 1,000 shares owned by his daughter and 1,000 shares owned by his son.

(3)	Represents 49,012 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005.

(4)	Includes 20,608 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005.

(5)	Includes 23,430 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005. Also includes 16,407 shares of restricted Common Stock that within 60 days of April 8, 2005 we have the right to repurchase in specific situations, of which 1,172 shares are released from restriction each month.

(6)	Includes 11,808 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005. Also includes 19,960 shares of restricted Common Stock that within 60 days of April 8, 2005 we have the right to repurchase in specific situations, of which 1,814 shares are released from restriction each month, and includes 1,000 shares of Common Stock owned by Ms. VanLent’s mother’s irrevocable living trust.

(7)	Srinivas Akkaraju, M.D., Ph.D. is an executive officer of JPMP Capital Corp., the general partner of (i) MFM, the general partner of BHCA and (ii) JPMP Global Investors, L.P., the general partner of each of Global Domestic, Global Cayman, Global Domestic A, Global Cayman II and Selldown. Dr. Akkaraju may, therefore, be deemed to be a beneficial owner of the shares held by BHCA, Global Domestic, Global Domestic A, Global Cayman, Global Cayman II and Selldown, as described in footnote (16) below. However he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

(8)	Includes 24,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005 that we have the right to repurchase in specific situations. 6,000 shares will be released from restriction annually beginning in September 2005.

(9)	Includes 32,055 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005, of which we have the right to repurchase 24,000 shares in specific situations. Of the 24,000 shares subject to our repurchase right, 6,000 shares will be released from restriction annually beginning in September 2005.

(10)	Represents 22,333 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005, of which we have the right to repurchase 14,000 shares in specific situations. Of the 14,000 shares subject to our repurchase right, 3,500 shares will be released from restriction annually beginning in June 2005.

(11)	Includes 24,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005 that we have the right to repurchase in specific situations. 6,000 shares will be released from restriction annually beginning in September 2005.

(12)	Andrew N. Schiff is a managing director of Perseus-Soros Management, LLC, an affiliate of Perseus-Soros BioPharmaceutical Fund, LP but does not have voting or dispositive power with respect to any of the shares owned by Perseus-Soros BioPharmaceutical Fund, L.P.

(13)	Includes 1,620,553 shares held by MPM BioVentures III-QP, L.P., 136,957 shares held by MPM BioVentures III GmbH & Co. Beteiligungs KG, 108,961 shares held by MPM BioVentures III, L.P., 48,942 shares held by MPM BioVentures III Parallel Fund, L.P. and 31,375 shares held by

MPM Asset Management Investors 2003 BVIII LLC. MPM Capital LP and Medical Portfolio Management LLC, its general partner, are direct or indirect parents and/or control persons of MPM BioVentures III LLC, funds managed or advised by them, including the funds listed in this footnote above, and the general partners of such funds, and may be deemed to beneficially hold the securities owned by such entities. Mr. Simon is a general partner of MPM BioVentures III. Although Mr. Simon may be deemed a beneficial owner of the shares held by the MPM BioVentures entities, he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The principal business address of MPM BioVentures III-QP, L.P. is 111 Huntington Avenue, 31st Floor, Boston, Massachusetts 02199. Mr. Simon’s address is c/o MPM BioVentures III-QP, L.P., 111 Huntington Avenue, 31st Floor, Boston, Massachusetts 02199.

(14)	Includes 247,329 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 8, 2005.

(15)	Includes 2,641,311 shares held by Janssen Pharmaceutica Products, L.P., 856,028 shares held by Johnson & Johnson Consumer Companies, Inc. and 256,410 shares held by Johnson & Johnson Development Corporation. Johnson & Johnson is the ultimate parent of Janssen Pharmaceutica Products, L.P., Johnson & Johnson Consumer Companies, Inc. and Johnson & Johnson Development Corporation. The principal business address of Johnson & Johnson is 1 Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

(16)	Consists of 911,749 shares held by J.P. Morgan Partners (BHCA), L.P. (“BHCA”), 332,807 shares held by J.P. Morgan Partners Global Investors, L.P. (“Global Domestic”), 168,617 shares held by J.P. Morgan Partners Global Investors (Cayman), L.P. (“Global Cayman”), 46,312 shares held by J.P. Morgan Partners Global Investors A, L.P. (“Global Domestic A”), 18,801 shares held by J.P. Morgan Partners Global Investors (Cayman) II, L.P. (“Global Cayman II”), 84,588 shares held by J.P. Morgan Partners Global Investors (Selldown), L.P. (“Selldown”), and 1,093,966 shares held by The Bank of New York, as voting trustee for BHCA and Selldown under that certain Voting Trust Agreement dated as of June 22, 2004. The general partner of BHCA is JPMP Master Fund Manager, L.P. (“MFM”). The general partner of each of Global Domestic, Global Cayman, Global Domestic A, Global Cayman II and Selldown is JPMP Global Investors, L.P. JPMP Capital Corp., a wholly owned subsidiary of J.P. Morgan Chase & Co., a publicly traded company, is the general partner of each of MFM and JPMP Global Investors, L.P. Each of MFM, JPMP Global Investors, L.P. and JPMP Capital Corp., may be deemed beneficial owners of the shares held by BHCA, Global Domestic, Global Domestic A, Global Cayman, Global Cayman II and Selldown, however, the foregoing shall not be constructed as an admission that such entities are the beneficial owners of the shares held by BHCA, Global Domestic, Global Domestic A, Global Cayman, Global Cayman II and Selldown. The principal business address of JPMP Capital Corp. is 1221 Avenue of the Americas, New York, New York 10020.

(17)	The principal business address of Perseus-Soros BioPharmaceutical Fund, LP is 888 Seventh Avenue, 29th Floor, New York, New York 10106.

(18)	Consists of 753,000 shares held by Deerfield Capital, L.P. and Deerfield Partners, L.P. and 747,000 shares held by Deerfield International Limited and Deerfield Management Company, L.P. The principal business address of Deerfield Capital, L.P. is 780 Third Avenue, 37th Floor, New York, New York 10017.

(19)	Includes 1,934,217 shares held by TL Ventures V L.P. and 33,454 shares held by TL Ventures V Interfund L.P. TL Ventures V LLC is the general partner of TL Ventures V Management L.P., the general partner of TL Ventures V L.P. and the general partner of TL Ventures V Interfund L.P. TL

Ventures V LLC’s members are Robert E. Keith, Jr., Gary J. Anderson, Mark J. DeNino, Christopher Moller and Safeguard Fund Management Inc., each of which may be deemed to have shared voting and dispositive power over the shares held by both TL Ventures V L.P. and TL Ventures V Interfund L.P. TL Ventures V LLC disclaims beneficial ownership of all shares, except to the extent of any indirect pecuniary interest therein. The principal business address of TL Ventures V L.P. is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

BOARD STRUCTURE AND COMPENSATION

Board of Directors’ Meetings and Committees

     The Board has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, each of which operates under a charter that has been approved by the Board. The Audit Committee charter is attached hereto as Appendix A and each of our respective committee charters are posted under Investor Relations, Corporate Governance on our website at www.barriertherapeutics.com. During fiscal year 2004, the Board held eight meetings and acted by unanimous written consent five times, the Audit Committee held six meetings, the Compensation Committee held four meetings and the Corporate Governance and Nominating Committee held one meeting and acted by unanimous written consent two times. During 2004, each director attended at least 75% of the aggregate number of meetings of the Board and of the Board committee or committees on which he served during the year, except for Mr. Campbell and Mr. Simon.

     Audit Committee. The members of our Audit Committee are Peter Ernster, Charles F. Jacey, Jr., and Andrew N. Schiff, M.D. Mr. Jacey chairs the committee. Our Audit Committee assists our Board in its oversight of our financial reporting and accounting processes. Management has the primary responsibility for the preparation of financial statements and the reporting processes, including the system of internal controls. Our independent registered public accountants are responsible for auditing our annual financial statements and issuing a report on the financial statements. In this context, the oversight function of our Audit Committee includes:

•	a review of the audits of our financial statements, including the integrity of our financial statements;

•	a review of our compliance with legal and regulatory requirements;

•	a review of the performance of our independent registered public accountants, including the engagement of the independent registered public accountants and the monitoring of the independent registered public accountants’ qualifications and independence;

•	the preparation of the report required to be included in our annual proxy statement in accordance with Securities and Exchange Commission rules and regulations; and

•	a review of the quarterly and annual reports filed with the Securities and Exchange Commission.

     Compensation Committee. The members of our Compensation Committee are Robert E. Campbell, Peter Ernster, Andrew N. Schiff, M.D. and Nicholas J. Simon III. Mr. Ernster chairs the committee. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our executive officers and other employees;

•	establishing compensation arrangements and incentive goals for our executive officers and administering compensation plans;

•	reviewing the performance of our executive officers and awarding incentive compensation and adjusting compensation arrangements as appropriate based upon performance;

•	reviewing and monitoring our management development and succession plans and activities; and

•	preparing our report on executive compensation for inclusion in our annual proxy statement in accordance with Securities and Exchange Commission rules and regulations.

     Corporate Governance and Nominating Committee. The members of our Corporate Governance and Nominating Committee are Srinivas Akkaraju, M.D., Ph.D., Carl W. Ehmann, M.D. and Nicholas J. Simon III. Mr. Simon chairs the committee. The purpose of our Corporate Governance and Nominating Committee is to advise our Board regarding its operations. In particular, our Corporate Governance and Nominating Committee assists our Board in its operations by:

•	identifying individuals qualified to serve as directors, recommending to our Board the director nominees for the next annual meeting of stockholders and recommending to our Board individuals to fill vacancies on the Board;

•	recommending to our Board the responsibilities of each Board committee, the structure and operation of each Board committee, and the director nominees for assignment to each Board committee;

•	overseeing our Board’s annual evaluation of its performance and the performance of other Board committees; and

•	periodically reviewing corporate governance guidelines applicable to us.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the members of our Compensation Committee has ever been our employee.

Affirmative Determination Regarding Director Independence and Other Corporate Governance Matters

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers and employees and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established or provided the basis for a number of new corporate governance standards and disclosure requirements. In addition, NASDAQ has recently adopted changes to its corporate governance and listing requirements. The Board has also adopted corporate governance guidelines, which are posted under Investor Relations, Corporate Governance on our website at www.barriertherapeutics.com.

     The Board has determined that the following directors, constituting seven of the Company’s eight directors and thus a majority of the Board, are each an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Srinivas Akkaraju, M.D., Ph.D., Nicholas J. Simon III, Andrew N. Schiff, M.D., Charles F. Jacey, Jr., Carl W. Ehmann, M.D., Peter Ernster, and Robert E. Campbell. The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee meets the independence requirements applicable to those committees as prescribed by the NASD, the Securities and Exchange Commission, the Internal Revenue Service and the applicable committee charters. The Board has further determined that Charles F. Jacey, Jr., who chairs the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Director Compensation

     Each non-employee, non-investor member of our Board receives certain directors’ fees as follows: $12,000 annual retainer for the lead director, $8,000 annual retainer for each director other than the lead director, $8,000 annual retainer for each committee chair, $2,000 annual retainer for each committee member other than the chair, and $1,500 per meeting of the Board based on five meetings per year. For fiscal 2004, each of Charles F. Jacey, Jr., Carl W. Ehmann, M.D., Peter Ernster, and Robert E. Campbell were deemed to be non-employee, non-investor members of our Board.

     In addition, each non-employee, non-investor director is granted options to purchase 24,000 shares of Common Stock upon such director’s election to the Board, which are immediately exercisable and vest in four equal annual installments upon completion of each year of service as a Board member over the four year period measured from the date of such grant, and options to purchase 10,000 shares of Common Stock on an annual basis which are immediately exercisable and shall vest in one installment measured from the anniversary of the date of such grant. All such options are granted at the fair market value on the date of the grant. Any unvested shares purchased under such options are subject to repurchase by us upon such director’s cessation of Board service at the lower of the exercise price paid per share and the fair market value per share of Common Stock at the time of repurchase. We are obligated to reimburse the members of the Board who are not employees for all reasonable expenses incurred in connection with their attendance at directors’ meetings. Directors who are also our officers or employees will not receive compensation for their services as directors.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation

     The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the years ended December 31, 2003 and 2004 awarded to, earned by or paid to our Chief Executive Officer and our other most highly compensated executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 2004. We refer to these persons as our named executive officers.

Summary Compensation Table

					Long-Term
					Compensation
					Shares
Name and Principal	Fiscal	Annual Compensation			Underlying		All Other
Position	Year	Salary($)	Bonus($)		Options(#)		Compensation ($)(1)
Geert Cauwenbergh, Ph.D.	2004	289,583	108,000		141,000	(2)	448
Chairman of the Board and Chief Executive Officer	2003	241,298	—		9,000	(3)	270

Alfred Altomari (4)	2004	228,250	67,250		48,500	(2)	205
Chief Commercial Officer	2003	82,500	—		79,000	(3)	60

Albert C. Bristow (4)	2004	160,000	56,000		30,000	(2)	160
General Counsel and Secretary	2003	30,192	30,000	(5)	36,500	(3)	24

Charles T. Nomides	2004	219,792	60,500		50,375	(2)	308
Chief Operating Officer	2003	190,000	—		8,000	(3)	252

Anne M. VanLent	2004	242,000	84,750		20,875	(2)	882
Executive Vice President and Chief Financial Officer	2003	221,500	—		9,000	(3)	714

1)	Consists of the payment of premiums for group term life insurance.

2)	Includes options to purchase 25,000 shares with respect to Dr. Cauwenbergh, options to purchase 15,000 shares with respect to Mr. Altomari, options to purchase 15,000 shares with respect to Mr. Bristow, options to purchase 15,000 shares with respect to Mr. Nomides options to purchase 15,000 shares with respect to Ms. VanLent, all of such options were earned as a bonus for performance in 2004, but which were granted on April 1, 2005 with an exercise price of $15.52 per share and all of which expire on April 1, 2015.

3)	Includes options to purchase 9,000 shares with respect to Dr. Cauwenbergh, options to purchase 8,000 shares with respect to Mr. Nomides, options to purchase 9,000 shares with respect to Ms. VanLent, options to purchase 4,000 shares with respect to Mr. Altomari and options to purchase 1,500 shares with respect to Mr. Bristow that were earned as a bonus for performance in 2003 but granted in January 2004. These options have an exercise price of $3.50 per share and expire on January 19, 2014.

4)	Mr. Altomari joined us as our Chief Commercial Officer in August 2003, and Mr. Bristow joined us as our General Counsel and Secretary in October 2003.

5)	Represents the payment of a signing bonus.

Stock Options

     The following table contains information regarding grants of options to purchase shares of our Common Stock to our named executive officers during the year ended December 31, 2004.

     Amounts in the following table represent potential realizable gains that could be achieved for the options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are calculated based on the requirements of the Securities and Exchange Commission and do not represent an estimate or projection of our future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of our Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the following table may not necessarily be achieved.

Option Grants in Last Fiscal Year

	Number of	Percentage of				Potential Realizable Value at
	Securities	Total Options				Assumed Annual Rates of Stock
	Underlying	Granted to	Exercise			Price Appreciation for Option
	Options	Employees in	Price	Expiration		Term(1)
Name	Granted	Fiscal Year	($/Share)	Date		5%($)	10%($)
Geert Cauwenbergh, Ph.D	9,000	1.5098%	3.50	01/19/2014	(2)	211,857	356,005
	116,000	19.4598%	8.00	03/24/2014	(3)	2,208,599	4,066,510

Alfred Altomari	4,000	0.6710%	3.50	01/19/2014	(2)	94,159	158,224
	33,500	5.6199%	8.00	03/24/2014	(3)	637,828	1,174,380

Albert C. Bristow	1,500	0.2516%	3.50	01/19/2014	(2)	35,309	59,334
	15,000	2.5164%	3.50	01/22/2014	(3)	353,095	593,342

Charles T. Nomides	8,000	1.3421%	3.50	01/19/2014	(2)	188,317	316,449
	35,375	5.9344%	8.00	03/24/2014	(3)	673,528	1,240,110

Anne M. VanLent	9,000	1.5098%	3.50	01/19/2014	(2)	211,857	356,005
	5,875	0.9856%	8.00	03/24/2014	(3)	111,858	205,955

(1)	The dollar amounts under these columns are the result of calculations at rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. The potential realizable values are calculated using the closing price of $16.60 per share of our Common Stock as quoted on the NASDAQ National Market on the last day of the fiscal year, or December 31, 2004, and assuming that the market price appreciates from this price at the indicated rate for the entire term of each option and that each option is exercised and sold on the last day of its term at the assumed appreciated price.

(2)	Options vest 25% on the date of grant, with the balance vesting in 36 equal monthly installments commencing with the first month after the date of grant.

(3)	Options vest 25% on the first anniversary of the date of grant, with the balance vesting in 36 equal monthly installments commencing with the first month after the first anniversary.

Option Exercises and Year-End Option Values

     The following table provides information regarding the exercise of stock options during the fiscal year ended December 31, 2004 and the number and value of unexercised options to purchase our Common Stock held as of December 31, 2004 by our named executive officers. As permitted by the rules of the Securities and Exchange Commission, we have calculated the value of the unexercised in-the-money options at fiscal year end on the basis of the closing price of $16.60 per share of our Common Stock as quoted on the NASDAQ National Market on the last day of the fiscal year, or December 31, 2004, less the applicable exercise price multiplied by the number of shares which may be acquired on exercise. We have calculated the value realized of exercised options based on the difference between the per share option exercise price and the fair market value per share of our Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Aggregated Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2004(#)		December 31, 2004($)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Geert Cauwenbergh, Ph.D	3,060	22,644	—	121,940	—	1,075,414
Alfred Altomari	—	—	26,359	86,141	407,800	1,102,700
Albert C. Bristow	3,000	44,255	7,718	40,782	115,522	583,828
Charles T. Nomides	—	—	5,894	44,106	85,781	427,919
Anne M. VanLent	5,802	42,935	2,109	17,089	33,322	211,668

Equity Compensation Plan Information

     The following table sets forth certain information as of the end of the Company’s fiscal year ended December 31, 2004 with respect to the Company’s compensation plans under which equity securities are authorized for issuance.

Number of securities
remaining available for
future issuance under
	Number of securities	Weighted-average	equity compensation
	to be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,438,937	$4.52	1,381,181*

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	1,438,937	$4.52	1,381,181

*	Effective as of January 3, 2005, this number reflects an increase of 1,000,000 shares of Common Stock reserved for issuance under the Company’s 2004 Stock Incentive Plan (the “Plan”). The Plan contains an evergreen provision which provides for an automatic increase of reserved shares under the Plan each year on the first trading day in January of each calendar year by an amount equal to 5% of the total number of shares of Common Stock outstanding on the last trading day in December, not in excess of 1,000,000 shares.

Employment Agreements

     On April 1, 2004, we entered into new employment agreements with each of: Geert Cauwenbergh, Ph.D., as our Chief Executive Officer; Alfred Altomari, as our Chief Commercial Officer; Albert C. Bristow, as our General Counsel and Secretary; Charles T. Nomides, as our Chief Operating Officer; and Anne M. VanLent, as our Executive Vice President, Chief Financial Officer and Treasurer. Each of the employment agreements provides that the executive’s annual salary is subject to any increases determined by the compensation committee of our Board from time to time. Accordingly, effective April 1, 2005, our compensation committee increased the annual salaries for our executive officers for fiscal 2005 as follows: $315,000 for Dr. Cauwenbergh; $243,000 for Mr. Altomari; $200,000 for Mr. Bristow; $236,000 for Mr. Nomides; and $257,000 for Ms. VanLent.

     Each of our executive officers also has agreed to certain confidentiality and non-competition provisions in his or her employment agreement. Each of these executives is entitled to participate in all bonus and incentive programs, including our equity compensation programs, with the amount of any such bonus or incentive being determined by the compensation committee. Each of the agreements may be terminated by either us or the executive with or without cause at any time. If the executive terminates his or her agreement for good reason or if we terminate the agreement without cause, the executive is entitled to continuation of his or her base salary for a severance period and immediate vesting, or release of repurchase right, of any restricted stock, option or other equity award to the extent of the vesting that would otherwise have occurred during the severance period. The severance period for Dr. Cauwenbergh is 12 months, for each of Mr. Altomari, Mr. Nomides and Ms. VanLent is 9 months and for Mr. Bristow is 6 months. In addition, if we complete certain specified corporate transactions, such as a merger or a sale of substantially all of our assets, or if more than 50% of our outstanding voting shares are acquired by any person or group, or if the executive dies or becomes disabled, then all shares of restricted stock, options or other equity awards will immediately vest, or be released from repurchase right.

     In addition, we entered into restricted stock purchase agreements with Dr. Cauwenbergh, Mr. Nomides and Ms. VanLent at the time each first became employed by us. Under the terms of these agreements, we sold 500,000 shares of our Common Stock to Dr. Cauwenbergh, 75,000 shares of our Common Stock to Mr. Nomides and 100,000 shares of our Common Stock to Ms. VanLent. The restricted stock purchase agreements provide that upon the termination of the employment of any of Dr. Cauwenbergh, Mr. Nomides or Ms. VanLent, we have an option to purchase all or any portion of his or her then unvested shares for a per share price of $0.002 from Dr. Cauwenbergh and Mr. Nomides and $0.60 from Ms. VanLent.

     As of April 8, 2005, 85,938 shares of Dr. Cauwenbergh’s 500,000 shares remain subject to our repurchase option with 7,812 shares being released each month thereafter, 16,407 shares of Mr. Nomides’ 75,000 shares remain subject to our repurchase option, with 1,172 shares being released each month thereafter and 19,960 shares of Ms. VanLent’s 100,000 shares remain subject to our repurchase option, with 1,814 shares being released each month thereafter. If we terminate the employment agreement of any of these three executive officers without cause or if the executive terminates his or her employment for good reason, then the number of shares that would otherwise have been released during the severance period if the executive remained employed by us during this period will be immediately released from our repurchase right under the restricted stock purchase agreement. If Dr. Cauwenbergh, Mr. Nomides or Ms. VanLent dies or becomes disabled, or in the event of a change of control, all shares that remain subject to his or her restricted stock purchase agreement will be released from our repurchase right.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Purchases of Raw Materials, Clinical Supplies and Commercial Supplies

     We purchased approximately $21,000 in 2004 from affiliates of Johnson & Johnson.

     In July 2004, we entered into an agreement with Janssen Pharmaceutica, NV under which we committed to purchase #eu#1,000,000, or approximately $1,365,000, of inventory within the two-year period ending July 2006.

Director Compensation

     Please see “Director Compensation” for a discussion of options granted to our non-investor, non-employee directors.

Executive Compensation and Employment Agreements

     Please see “Information about Executive Compensation” for a discussion of additional information on compensation of our executive officers. Information regarding employment and restricted stock agreements with several of our executive officers is set forth under “Information about Executive Compensation—Employment Agreements.”

CODE OF CONDUCT

     The Board has adopted a Code of Conduct applicable to all directors, officers and employees of the Company. Violations of the Code of Conduct, including those involving accounting, internal accounting controls or auditing matters may be reported to the Company’s General Counsel, who the Board has designated as the compliance officer for the implementation and administration of the Code of Conduct. A copy of the Code of Conduct can be obtained from the Company’s Internet web site at www.barriertherapeutics.com without charge.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The following report of the Compensation Committee is required by the rules of the Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

     The Compensation Committee is responsible for establishing compensation plans for the Company’s executive officers and other employees and administers the Company’s incentive and equity based plans and programs. The Compensation Committee operates pursuant to a Charter that the Board approved on February 27, 2004, a copy of which is available on the Company’s website.

     The Company maintains the philosophy that its compensation program for employees, including executive officers, should be directly and materially linked to the interests of the Company and its stockholders, and is designed to secure, retain and motivate high quality individuals possessing the skills necessary for the development and growth of the Company.

     The compensation program consists of base salary, an annual incentive program conditioned on achievement of predetermined objectives payable in cash and incentive stock options, and an initial incentive stock option grant at the time of hire.

     Base Salary. The Compensation Committee establishes annual base salary levels based on level of experience, position, responsibility, and competitive data. The Compensation Committee uses information from several sources, including consultants and data contained in third party surveys to identify competitive salary grades and ranges. The Compensation Committee analysis includes consideration of data from companies with similar size (based on market capitalization and revenue size), geography, market, and growth profile.

     Cash and Stock Option Based Annual Incentive Program. This program is designed to enhance stockholder value by providing the Company’s eligible employees, including its executive officers, with added incentive to achieve specific annual objectives. The program also provides the Company a tool to attract, retain, and motivate qualified personnel, allowing the Company to compete with industry peers. The Compensation Committee believes strongly that a combination of targets requiring the achievement of short-term operating goals and longer-term strategic objectives translates directly into increasing the long-term value of the Company’s stock. Under the plan, eligible participants can earn a cash bonus expressed as a percentage of their base salary, as well as an incentive stock option grant. Generally, these stock options vest partially on the date of grant with the remainder vesting over three (3) years from the date of grant. The incentive bonus opportunities vary by each employee’s level of responsibility, and are dependent on the actual achievement level, as compared to predetermined corporate and individual objectives. For the executive officers, other than the CEO, the target cash bonus is equal to 35% of the officer’s base salary and the target number of stock options is 15,000 shares. For the CEO, the target cash bonus is equal to 50% of base salary and the target number of stock options is 25,000 shares. Awards can exceed targets when quantitative and qualitative targets are exceeded. For 2004, incentive awards were paid based on the achievement of 74.5% of the Company’s predetermined objectives which primarily related to advancing the Company’s product pipeline.

     Stock Options. The Compensation Committee encourages all employees to build an ownership position, over time, in the Company’s Common Stock. In addition to the stock options granted under the

Company’s annual incentive program described above, each employee is provided with an initial grant of stock options when the employee first joins the Company, with the amount of the grant dependent upon the employee’s salary level. These initial grants are intended to supplement the employee’s base salary and to bring the total compensation to a level that the Company believes is competitive with the amounts paid by the Company’s competitors. These initial grants also have the potential to yield significant returns over time if the Company is successful, thereby serving as an additional motivator for the employee and a retention tool for the Company. The initial grants vest 25% on the first anniversary of the date of grant and thereafter in 36 equal monthly installments.

     Other Benefits. The Company makes available health and welfare benefits, a 401(k) plan and an employee stock purchase plan for executive officers on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other companies of similar size, market, and growth profile.

     CEO Compensation. As discussed above, the Company’s compensation program includes base salary, and a cash and stock option based incentive program. Dr. Cauwenbergh participates in the same compensation program applicable to other named executive officers. The Compensation Committee’s objective is to correlate Dr. Cauwenbergh’s remuneration with the Company’s performance and the achievement of predetermined goals. Dr. Cauwenbergh’s base salary is reviewed annually in an effort to maintain market competitiveness, and based on such review increased 9.1% in 2004 and 5.0% in 2005. Dr. Cauwenbergh’s cash incentive award was paid in April 2005 for fiscal 2004 performance goal results. If the Company had achieved 100% of its stated goals then Dr. Cauwenbergh would have received 50% of his base salary paid in 2004; however, the Compensation Committee determined that the Company had achieved 74.5% of the target and, as a result, Dr. Cauwenbergh’s award was 37.3% of his base salary received in 2004. Dr. Cauwenbergh was also granted incentive stock options to purchase 25,000 shares of Common Stock.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to Barrier executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate, and in the best interests of Barrier and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Peter Ernster, Chairman of the Committee
Robert E. Campbell
Andrew N. Schiff, MD
Nicholas J. Simon III

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following report of the Audit Committee is required by the rules of the Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

     The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board approved on February 27, 2004, which is attached in Appendix A.

     As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee this process.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm the overall scope and plans for the 2004 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has discussed with the independent registered public accounting firm their independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for such fiscal year, for filing with the Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Charles F. Jacey, Jr., Chairman of the Committee
Peter Ernster
Andrew N. Schiff, MD

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDIT FEES AND ALL OTHER FEES

     The following table sets forth the aggregate fees billed by Ernst & Young LLP, our independent registered public accounting firm, for audit services rendered in connection with the consolidated financial statements and reports for 2004 and 2003 and for other services rendered during 2004 and 2003 on behalf of the Company, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company:

Fee Category	2004	% of Total		2003	% of Total
Audit Fees	$571,831	95%		$130,025	86%
Audit Related Fees	-0-	-0	-	-0-	-0	-
Total Audit Fees	$571,831	95%		$130,025	86%
Tax Fees:
Tax Compliance/Preparation	$30,600	5%		$20,500	14%
Total Fees	$602,431	100%		$150,525	100%

     Audit Fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements, and other professional services rendered in connection with the Company’s initial public offering included in the Company’s registration statements on Form S-1 filed in April 2004 and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation.

     Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”.

     Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance and preparation consists of fees billed for professional services related to federal, state and international tax compliance.

     In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, the Audit Committee has determined that the services other than audit and audit-related provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

COMPARATIVE STOCK PERFORMANCE GRAPH

     The following line graph compares the quarterly change in the cumulative total stockholder return on the Company’s Common Stock since its initial public offering with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index for the same period. The graph assumes that $100 was invested in the Company’s Common Stock at its initial public offering price of $15 per share, the Nasdaq Composite Index (US) and the Nasdaq Pharmaceutical Index, and that all dividends were reinvested. The Company did not pay any dividends during the period indicated. Historical stock price performance is not necessarily indicative of future stock price performance.

ASSUMES $100 INVESTED ON APRIL 28, 2004
ASSUMES DIVIDENDS REINVESTED
THROUGH FISCAL YEAR ENDING DECEMBER 31, 2004

	4/28/04	6/30/04	9/30/04	12/31/04

Barrier Therapeutics, Inc.	$100	$93.40	$81.07	$110.67

Nasdaq Composite Index (US)	$100	$102.98	$95.56	$109.60

Nasdaq Pharmaceutical Index	$100	$94.77	$90.64	$97.76

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors, certain officers of the Company and persons who own more than ten percent of the Common Stock, file reports of ownership of Company securities and changes in ownership of Company securities with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2004 were made on a timely basis.

Directors’ Attendance at Annual Meeting of Stockholders

     It is the policy of the Board that all directors attend the annual meeting of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by such director with the Chairman of the Board. All members of the Board are expected to attend the 2005 annual meeting of stockholders.

Director Candidates

     The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board.

     In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria contained in the committee’s charter. These criteria include the candidate’s understanding of and experience in the pharmaceutical industry, understanding of and experience in accounting oversight and governance, finance and marketing and leadership experience with public companies or other significant organizations. We believe that the backgrounds and qualifications of our directors as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.

     Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission, information about the relationship between the candidate and the recommending stockholder, the consent of the candidate to serve as a director and proof of the number of shares of our Common Stock that the recommending stockholder owns and the length of time the shares have been owned to: Nominating and Corporate Governance Committee, c/o Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540, Attention: Secretary, at least 120 days before the one-year anniversary of the date of mailing of our proxy materials for the prior year’s annual meeting of stockholders. Assuming that appropriate material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. In addition, the Company’s Bylaws provide certain requirements for advance notification of director nominations by stockholders. In order to be timely, a stockholder notice must be received in writing by the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Communications with the Board of Directors

     Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.

     Stockholders who wish to send communications on any topic to our Board as a whole should send such communication to the attention of the Chairman of the Board via U.S. Mail (including courier or expedited delivery service) to Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540 or by facsimile at 609-945-1212.

     Stockholders who wish to send communications on any topic to an individual director in his capacity as a member of the Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540 or by facsimile at 609-945-1212.

Stockholder Proposals to be Presented at the 2006 Annual Meeting

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in the Company’s proxy statement and presented at the 2006 annual meeting of stockholders (which is expected to be held on or about June 15, 2006) will be included in the Company’s proxy statement and related proxy card if it is received by the Company no later than December 27, 2005 (120 calendar days prior to the anniversary of the mailing date of this Proxy Statement) and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

     Other deadlines apply to the submission of stockholder proposals for the 2006 annual meeting that are not required to be included in the Company’s proxy statement under Securities and Exchange Commission rules. With respect to stockholder proposals relating to director nominations, see page 24 of this Proxy Statement. With respect to other stockholder proposals for the 2006 annual meeting, the Company’s Bylaws provide certain requirements for advance notification by stockholders of business to be conducted at annual meetings but not necessarily included in the Company’s proxy statement. In order to be timely, a stockholder notice must be received in writing by the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. If a stockholder does not provide timely notice of a proposal, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2006 annual meeting.

Other Matters to be Considered at the Annual Meeting

     The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote upon such matters in accordance with the recommendation of the Board.

Householding of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540, or by telephone at 609-945-1200. If you want to receive separate copies of the Company’s annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

ALBERT C. BRISTOW
Secretary

Princeton, New Jersey
April 27, 2005

APPENDIX A

Charter of the Audit Committee of the Board of Directors

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF BARRIER THERAPEUTICS, INC.

I.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Barrier Therapeutics, Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

A.	To assist the Board in its oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, including the integrity of the Company’s financial statements and (2) the Company’s compliance with legal and regulatory requirements;

B.	To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the report required to be included in the Company’s annual proxy statement in accordance with Securities and Exchange Commission (the “SEC”) rules and regulations.

This Charter governs the operations of the Committee. Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to determine that the Company’s financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management, and the independent auditors are responsible for planning and carrying out proper audits and reviews of the Company’s financial statements. The Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with applicable auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.	Membership

A.	Number and Independence. The Committee shall be composed of at least three directors, each of whom must be independent; provided, however that prior to the first anniversary of the Company’s initial public offering of securities, only a majority of the Committee must be independent. A director shall qualify as independent if the Board has affirmatively determined that the member has satisfied the basic independence criteria set forth in the Company’s Corporate Governance Guidelines, that the director is independent. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

1.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC;

2.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee; and

3.	No Committee member shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company (exclusive of former subsidiaries that are no longer subsidiaries of the Company) during the past three years.

B.	Financial Literacy. All members of the Committee must be able to read and understand fundamental financial statements. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities in accounting or related financial management expertise. To the extent possible, such member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC.

C.	Selection and Removal. The members of the Committee shall be nominated by the independent directors of the Board or by its Nominating and Corporate Governance Committee and appointed by a majority of the Board for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office. The Board shall designate one member of the Committee to serve as Chairperson.

D.	Other Audit Committees. Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.	Meetings, Procedures and Funding

A.	Meetings. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

B.	Auditor Meetings. The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

C.	Special Meetings. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.	Additional Attendees. The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	Delegation. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

F.	Rules of Procedure. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

G.	Minutes. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

H.	Reporting. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

I.	Advisors. The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors.

J.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for the Committee to retain any legal, accounting or other advisors and to provide for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, in each case without requiring the Committee to seek Board approval.

IV.	Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.	Financial Reporting Process.

1.	Review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other significant financial disclosures to be included in SEC filings prior to their release. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; the effect of regulatory or accounting initiatives, as well as off-balance sheet structures, on the financial statements; the use of pro forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.	Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	Review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

B.	Risks and Control Environment.

1.	Discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

2.	Review periodically the Company’s Code of Conduct, and shall have the sole authority to grant waivers of the Company’s Code of Conduct to the Company’s directors and executive officers.

3.	Meet periodically with the senior personnel performing the compliance officer function under the Code of Conduct , the general counsel’s office, the independent auditors and outside counsel to review the Company’s policies and procedures regarding disclosures that may affect the financial statements and compliance with applicable laws and regulations and the Company’s Code of Conduct.

4.	Oversee the Company’s disclosure controls and procedures, including internal control over financial reporting and, where applicable, oversee changes in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ attestation of, and report on, such management report, to the extent those reports are required by SEC rules.

C.	Independent Auditors.

1.	Sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.	Review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Committee may delegate pre-approval authority to a member of the Committee or a subcommittee of members of the Committee. The decisions of any Committee member or members to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

3.	Prior to initiation of the audit, meet with the independent auditors to discuss the planning and staffing of the audit, including determining that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

4.	At least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

5.	Review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s critical accounting policies and practices, alternative treatments within GAAP for policies and practices relating to material items that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.	Discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, any disagreements with management, and any other matters required to be brought to the attention of the Committee under auditing standards (such as Statement on Auditing Standards No. 61). The Committee shall resolve any disagreements between the independent auditors and management.

7.	Take appropriate action to oversee the independence of the independent auditor. In this regard, the Committee shall ensure its receipt from the independent auditors of a formal written statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the independent auditor and the Company, and shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors.

8.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, conduct an annual evaluation of the independent auditors’ performance and independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead audit partner. In making its evaluation, the Committee shall take into account the opinions of management. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

9.	Set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

D.	Evaluations and Reports.

1.	Annually review and assess the performance of the Committee and deliver a report to the Board setting forth the results of its evaluation.

2.	Make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the effectiveness of the Company’s disclosure controls and procedures.

3.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

E.	Other Matters.

1.	Establish procedures for the ongoing review and approval of all related-party transactions involving executive officers and directors.

2.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and (iii) investigating violations of the Company’s Code of Conduct reported to the Audit Committee pursuant to the terms of the Code of Conduct.

3.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

4.	Maintain free and open communication with the Board, management and the independent auditors.

5.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws and governing law as the Committee or the Board may deem necessary or appropriate.

BARRIER THERAPEUTICS, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, revoking all prior proxies, hereby appoints Anne M. VanLent and Geert Cauwenbergh, or either of them acting singly in the absence of the other, each with the power to appoint his or her substitute, the proxy agents of the undersigned to attend the Annual Meeting of Stockholders of Barrier Therapeutics, Inc. (the “Company”) at the Doral Forrestal Conference Center, 100 College Road East, Princeton, New Jersey 08540, on June 16, 2005, at 11:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

BARRIER THERAPEUTICS, INC.

June 16, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE: ☒

PROPOSAL 1. To elect two Class I directors, the two nominees listed below, to hold office until the Company’s 2008 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

     The Board of Directors recommends a vote “FOR” all nominees.

NOMINEES:	Charles F. Jacey, Jr.	For All Nominees:	Withhold All Nominees:
	Nicholas J. Simon III	☐	☐

WITHHOLD for the following only: (In the space below, write in the name of the nominee for whom you wish to WITHHOLD) ☐

PROPOSAL 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

     The Board of Directors recommends a vote “FOR” Proposal 2.

     For: ☐                      Withhold: ☐                      Abstain: ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted FOR the nominees for election as the Class I directors and FOR the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company. If any other business is presented at the meeting, this proxy confers authority to vote and shall be voted in accordance with the recommendation of the Board of Directors of the Company. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the related Proxy Statement.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or acting in a representative capacity, please give full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date	Share Owner Sign Here	Joint Owner Sign Here

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐